Company Contact:	Investor Contact:
AboveNet, Inc.	Lippert/Heilshorn & Associates, Inc
Lloyd Jarkow	Jody Burfening
Vice President, Corporate Development	212-838-3777
914-421-6700	jburfening@lhai.com
ljarkow@above.net

AboveNet Reports Third Quarter 2010 Adjusted EBITDA of $47.2 Million
on Revenue of $103.7 Million

White Plains, N.Y., November 4, 2010 — AboveNet, Inc. (NYSE: ABVT), a leading provider of high-bandwidth connectivity solutions, announced results for the third quarter and nine months ended September 30, 2010.

“Our third quarter performance reflects the steady recovery in customer spending that began earlier this year.  As the market for high-bandwidth transport continues to expand, interest in our scalable, high-speed, low-latency network connectivity services is increasing.  This is opening up more opportunities for us in verticals like legal and healthcare,” said Bill LaPerch, chief executive officer of AboveNet.  “We continued to make progress with our growth initiatives during the third quarter, and still expect to have four new markets operational by year end.  By opening new markets and further leveraging our capabilities in existing markets, we are placing the company in a strong position to sustain its current revenue growth rates.”

Third Quarter 2010 Highlights
•	Revenue for the third quarter of 2010 was $103.7 million, a 12.2% increase from $92.4 million for the third quarter of 2009.
•
Revenue from domestic metro services for the third quarter of 2010 totaled $29.2 million, an increase of 17.7% from $24.8 million for the third quarter of 2009.  Revenue from domestic WAN services for the third quarter of 2010 was $20.6 million, an increase of 20.5% from $17.1 million for the third quarter of 2009.

•	Adjusted EBITDA for the third quarter of 2010 was $47.2 million, compared to $40.7 million for the third quarter of 2009.
●	Cash used for capital expenditures for the third quarter of 2010 was $30.5 million, compared to $26.5 million for the third quarter of 2009.
•	Cash and cash equivalents at September 30, 2010 was $194.8 million, compared to $165.3 million at December 31, 2009.

Stock Split
All share and per share information has been adjusted to reflect the two-for-one stock split, effective September 3, 2009.

Three Months Ended September 30, 2010 Financial Results
Revenue for the third quarter of 2010 was $103.7 million, a 12.2% increase from $92.4 million for the third quarter of 2009.  Included in revenue was contract termination revenue of $0.7 million for the third quarter of 2010, compared to $0.3 million for the third quarter of 2009.  Excluding contract termination revenue from each period, revenue would have been $103.0 million and $92.1 million, respectively, an increase of $10.9 million, or 11.8%.

For the third quarter of 2010, revenue from domestic operations was $94.3 million, compared to $83.6 million for the third quarter of 2009.  Revenue from domestic metro services for the third quarter of 2010 totaled $29.2 million, up 17.7% from $24.8 million for the third quarter of 2009.  Revenue from domestic WAN services for the third quarter of 2010 was $20.6 million, an increase of 20.5% from $17.1 million for the third quarter of 2009.  Revenue from domestic fiber infrastructure services for the third quarter of 2010 totaled $43.2 million, an increase of 6.7% from $40.5 million for the third quarter of 2009.  Revenue from our foreign operations, primarily in the U.K., for the third quarter of 2010 was $9.4 million, an increase of 6.8% from $8.8 million for the third quarter of 2009.  This increase is primarily due to the increase in revenue at the local level, which was partially offset by a 5.6% decrease in the translation rate due to the strengthening of the U.S. dollar to the British pound for the third quarter of 2010 compared to the third quarter of 2009.

Costs of revenue for the third quarter of 2010 was $35.7 million, an increase of 5.3% from $33.9 million for the third quarter of 2009.  The increase in costs of revenue primarily reflects increased co-location expenses, third party network costs and payroll-related expenses, which were partially offset by a reduction in certain business tax rates on fiber in the U.K.  Selling, general and administrative expenses for the third quarter of 2010 were $23.1 million, an increase of 13.8% from $20.3 million for the third quarter of 2009.  This increase is primarily a result of year over year increases in salaries, sales commissions, third party commissions and professional fees partially offset by a reduction in non-cash stock based compensation expense.  Depreciation and amortization expense for the third quarter of 2010 was $15.8 million, compared to $13.5 million for the third quarter of 2009.  This increase is primarily due to additions to property and equipment and the effect of the reduction in estimated useful lives of certain assets effectuated subsequent to September 30, 2009.

Operating income for the third quarter of 2010 was $29.1 million, a 17.8% increase from $24.7 million for the third quarter of 2009, reflecting the effect of the increases in the components of operating income discussed above.  Net income for the third quarter of 2010 was $17.2 million, or $0.66 per diluted share, compared to $22.7 million, or $0.88 per diluted share, for the third quarter of 2009.  This decrease is primarily due to the income tax provision for the third quarter of 2010 of $11.7 million, compared to an income tax provision of $0.2 million for the third quarter of 2009, partially offset by the improvement in operating income in 2010 compared to 2009.  Substantially all of the income tax provision for the third quarter of 2010 is non-cash.

Adjusted EBITDA for the third quarter of 2010 was $47.2 million, compared to $40.7 million for the third quarter of 2009.  Adjusted EBITDA Margin for the third quarter of 2010 was 45.5%, compared to 44.0% for the third quarter of 2009.

Nine Months Ended September 30, 2010 Financial Results
Revenue for the nine months ended September 30, 2010 was $301.6 million, a 13.5% increase from $265.8 million for the nine months ended September 30, 2009.  Included in revenue was contract termination revenue of $2.3 million for the nine months ended September 30, 2010, compared to $3.0 million for the nine months ended September 30, 2009.  Excluding contract termination revenue from each period, revenue would have been $299.3 million and $262.8 million, respectively, an increase of $36.5 million, or 13.9%.

For the nine months ended September 30, 2010, revenue from domestic operations was $274.3 million, compared to $242.3 million for the nine months ended September 30, 2009.  Revenue from domestic metro services for the nine months ended September 30, 2010 totaled $84.1 million, up 21.2% from $69.4 million for the nine months ended September 30, 2009.  Revenue from domestic WAN services for the nine months ended September 30, 2010 was $58.6 million, an increase of 18.6% from $49.4 million for the nine months ended September 30, 2009.  Revenue from domestic fiber infrastructure services for the nine months ended September 30, 2010 totaled $126.4 million, an increase of 7.0% from $118.1 million for the nine months ended September 30, 2009.  Revenue from our foreign operations, primarily in the U.K., for the nine months ended September 30, 2010 was $27.3 million, an increase of 16.2% from $23.5 million for the nine months ended September 30, 2009.  This increase is primarily due to the increase in revenue at the local level as the translation rate of the British pound compared to the U.S. dollar year over year was substantially the same.

Costs of revenue for the nine months ended September 30, 2010 was $102.9 million, an increase of 7.6% from $95.6 million for the nine months ended September 30, 2009.  The increase in costs of revenue primarily reflects increased co-location expenses, third party network costs, expenses associated with rebillable equipment sales and payroll-related expenses partially offset by a reduction in certain business tax rates on fiber in the U.K. and the reversal of a domestic right of way accrual.  Selling, general and administrative expenses for the nine months ended September 30, 2010 were $69.7 million, an increase of 14.1% from $61.1 million for the nine months ended September 30, 2009.  This increase is primarily a result of year over year increases in salaries, sales commissions, property taxes, occupancy-related expenses and professional fees partially offset by a reduction in non-cash stock based compensation expense.  Depreciation and amortization expense for the nine months ended September 30, 2010 was $46.5 million, compared to $37.7 million for the nine months ended September 30, 2009.  This increase is primarily due to additions to property and equipment and the effect of the reduction in estimated useful lives of certain assets effectuated subsequent to September 30, 2009.

Operating income for the nine months ended September 30, 2010 was $82.5 million, a 15.5% increase from $71.4 million for the nine months ended September 30, 2009, reflecting the effect of the increases in the components of operating income discussed above.  Net income for the nine months ended September 30, 2010 was $47.1 million, or $1.80 per diluted share, compared to $74.7 million, or $2.96 per diluted share, for the nine months ended September 30, 2009.  This decrease is due to the income tax provision for the nine months ended September 30, 2010 of $32.4 million, compared to an income tax benefit of $4.7 million for the nine months ended September 30, 2009, partially offset by the improvement in operating income in 2010 compared to 2009.  Substantially all of the income tax provision for the nine months ended September 30, 2010 is non-cash.

Adjusted EBITDA for the nine months ended September 30, 2010 was $135.5 million, compared to $117.4 million for the nine months ended September 30, 2009.  Adjusted EBITDA Margin for the nine months ended September 30, 2010 was 44.9%, compared to 44.2% for the nine months ended September 30, 2009.

Guidance
Based on the Company’s performance year-to-date, management reaffirmed its full year 2010 revenue guidance of $400 million - $410 million and indicated that, at a minimum, it expects to achieve the mid-point of the range.  The Company also indicated that Adjusted EBITDA Margin for the full year 2010 is expected to be slightly above full year 2009 actual Adjusted EBITDA Margin.  In addition, the Company lowered its cash used for capital expenditures guidance for full year 2010 from $150 million - $160 million to $130 million - $145 million.  Management reiterated that Adjusted EBITDA is expected to exceed cash used for capital expenditures in full year 2010.

Non-GAAP Financial Measures
“Adjusted EBITDA” is defined as net income before provision for (benefit from) income taxes, other income/expense, interest income/expense, gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries, income/loss from discontinued operations, gain/loss on asset dispositions, depreciation and amortization, and non-cash based stock compensation.  Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.  Adjusted EBITDA and Adjusted EBITDA Margin are not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States.  Rather, Adjusted EBITDA and Adjusted EBITDA Margin are measures of operating performance that investors may consider in addition to such measures.  AboveNet’s management believes that adjusted or modified EBITDA and its related margin are measures of operating performance that are commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because they eliminate many differences in financial, capitalization, and tax structures, as well as certain non-cash and non-operating charges to earnings.  AboveNet’s management currently uses Adjusted EBITDA and Adjusted EBITDA Margin for these purposes.  AboveNet’s management believes that Adjusted EBITDA and Adjusted EBITDA Margin trends can be used as indicators of whether the Company’s operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations and fund capital expenditures.

Adjusted EBITDA is also used by the Company for other purposes, including, management’s assessment of ongoing operations and as a measure for performance-based compensation. However, the definition of adjusted EBITDA for other purposes may differ from the definition of Adjusted EBITDA used herein.  For example, for 2009 and 2010 the definition of adjusted EBITDA in the Company’s incentive cash bonus plan excludes certain customer termination fees.  Additionally, Adjusted EBITDA as used in this press release may not be calculated identically to similarly titled measures reported by other companies.  The Company also reviews revenue, net of contract termination revenue as well as revenue in local currency.  Revenue, net of contract termination revenue shows the change in the Company’s recurring revenue from period to period excluding the impact of non-recurring contract termination revenue.  Revenue in local currency shows the changes of foreign subsidiary revenue without the impact of currency fluctuations.  Management believes these non-GAAP metrics provide helpful insight into revenue trends.

Conference Call
AboveNet will hold a conference call to report third quarter 2010 results at 10:00 a.m. ET today, November 4, 2010.  The dial in number for the call is 866-394-9472, conference ID 16948933.  The call is also being webcast with an accompanying presentation, which can be accessed through the investor relations section of AboveNet’s website at http://investors.above.net.  A replay of the call will be available from 1:00 p.m. ET on November 4 until 11:59 p.m. ET on November 11.  To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, please dial 706-645-9291.  The conference ID is the same as above.  The webcast and the slide presentation will also be archived in the investor relations section of AboveNet's website for 90 days.

About AboveNet, Inc.
AboveNet, Inc. is a leading provider of high-bandwidth connectivity solutions for businesses and carriers.  Its private optical network delivers key network and IP services in and between top U.S. and European markets.  AboveNet's network is widely used in demanding markets such as financial and legal services, media, health care, retail and government.  More information is available at www.above.net.

Forward Looking Statements
Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved.  Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, the Company's financial and operating prospects, current economic trends, future opportunities, the Company's exposure to the financial services industry, and strength of competition and pricing.  The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events.  The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.  The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  A more detailed discussion of factors that may affect the Company's business and future financial results is included in the Company's SEC filings, including, but not limited to, those described in “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company’s subsequently filed Quarterly Report(s) on Form 10-Q.  We discuss certain non-GAAP financial measures in this press release and provide the GAAP financial measures that correspond to such non-GAAP measures, as well as the reconciliation between the two.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share information)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$194.8	$165.3
Restricted cash and cash equivalents	3.6	3.7
Accounts receivable, net of allowances of $1.7 and $2.0 at September 30, 2010 and
December 31, 2009, respectively	18.7	20.1
Prepaid costs and other current assets	18.9	13.5
Total current assets	236.0	202.6

Property and equipment, net of accumulated depreciation and amortization of $280.2 and
$236.5 at September 30, 2010 and December 31, 2009, respectively	511.8	469.1
Deferred tax assets	151.3	183.0
Other assets	9.5	7.3
Total assets	$908.6	$862.0

LIABILITIES:
Current liabilities:
Accounts payable	$5.9	$10.7
Accrued expenses	73.5	68.4
Deferred revenue - current portion	25.3	27.3
Note payable - current portion	7.6	7.6
Total current liabilities	112.3	114.0

Note payable	44.1	49.7
Deferred revenue	89.0	93.8
Other long-term liabilities	10.2	10.3
Total liabilities	255.6	267.8

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, 9,500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Junior preferred stock, 500,000 shares authorized, $0.01 par value, none issued or
outstanding	—	—
Common stock, 200,000,000 shares authorized, $0.01 par value, 26,192,348 issued and
25,576,231 outstanding at September 30, 2010 and 30,000,000 shares authorized, $0.01 par
value, 25,271,788 issued and 24,750,560 outstanding at December 31, 2009	0.3	0.3
Additional paid-in capital	325.6	308.2
Treasury stock at cost, 616,117 and 521,228 shares at September 30, 2010 and
December 31, 2009, respectively	(22.3)	(16.7)
Accumulated other comprehensive loss	(9.1)	(9.0)
Retained earnings	358.5	311.4
Total shareholders’ equity	653.0	594.2
Total liabilities and shareholders’ equity	$908.6	$862.0

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$103.7	$92.4	$301.6	$265.8

Costs of revenue (excluding depreciation and
amortization, shown separately below)	35.7	33.9	102.9	95.6
Selling, general and administrative expenses	23.1	20.3	69.7	61.1
Depreciation and amortization	15.8	13.5	46.5	37.7

Operating income	29.1	24.7	82.5	71.4

Other income (expense):
Interest income	0.1	-	0.1	0.3
Interest expense	(1.3)	(1.3)	(3.7)	(3.6)
Other income (expense), net	1.0	(0.5)	0.6	1.9

Income before income taxes	28.9	22.9	79.5	70.0

Provision for (benefit from) income taxes	11.7	0.2	32.4	(4.7)

Net income	$17.2	$22.7	$47.1	$74.7

Income per share, basic:
Basic income per share	$0.68	$0.96	$1.88	$3.22

Weighted average number of common shares	25,340,842	23,500,655	25,144,979	23,151,861

Income per share, diluted:
Diluted income per share	$0.66	$0.88	$1.80	$2.96

Weighted average number of common shares	26,249,408	25,612,176	26,225,131	25,230,937

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows provided by operating activities:
Net income	$47.1	$74.7
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	46.5	37.7
Loss on sale or disposition of property and equipment, net	0.1	1.0
Provision for equipment impairment	0.4	0.9
Non-cash stock-based compensation expense	6.5	8.3
Provision for bad debts	0.4	0.4
Change in deferred tax assets	31.6	—
Changes in operating working capital:
Accounts receivable	0.9	(3.4)
Prepaid costs and other current assets	(5.4)	(3.7)
Other assets	(2.2)	(1.5)
Accounts payable	(4.8)	(9.2)
Accrued expenses	2.6	(7.1)
Deferred revenue and other long-term liabilities	(6.4)	6.9
Net cash provided by operating activities	117.3	105.0
Cash flows used in investing activities:
Proceeds from sales of property and equipment	0.3	—
Purchases of property and equipment	(88.0)	(80.0)
Net cash used in investing activities	(87.7)	(80.0)
Cash flows (used in) provided by financing activities:
Proceeds from exercise of warrants	5.0	4.8
Proceeds from exercise of options to purchase shares of common stock	0.6	7.7
Change in restricted cash and cash equivalents	0.1	—
Principal payment - note payable	(5.6)	(2.2)
Principal payment - capital lease obligation	—	(0.2)
Purchase of treasury stock	(0.3)	(0.3)
Net cash (used in) provided by financing activities	(0.2)	9.8
Effect of exchange rates on cash	0.1	0.6
Net increase in cash and cash equivalents	29.5	35.4
Cash and cash equivalents, beginning of period	165.3	87.1
Cash and cash equivalents, end of period	$194.8	$122.5

Supplemental cash flow information:
Cash paid for interest	$2.3	$2.0
Cash paid for income taxes	$0.4	$2.8

Supplemental non-cash financing activities:
Issuance of shares of common stock in cashless exercise of stock purchase warrants	$5.3	$—
Non-cash purchase of shares into treasury in cashless exercise of stock purchase warrants	$5.3	$—

ABOVENET, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation of Net Income to Adjusted EBITDA

NET INCOME	$17.2	$22.7	$47.1	$74.7
Interest income	(0.1)	—	(0.1)	(0.3)
Interest expense	1.3	1.3	3.7	3.6
Other (income) expense, net	(1.0)	0.5	(0.6)	(1.9)
Provision for (benefit from) income taxes	11.7	0.2	32.4	(4.7)

OPERATING INCOME	29.1	24.7	82.5	71.4

Depreciation and amortization	15.8	13.5	46.5	37.7
Non-cash stock-based compensation	2.3	2.5	6.5	8.3

Adjusted EBITDA	$47.2	$40.7	$135.5	$117.4

Calculation of Adjusted EBITDA Margins

Adjusted EBITDA	$47.2	$40.7	$135.5	$117.4
Revenue	$103.7	$92.4	$301.6	$265.8
Adjusted EBITDA Margin	45.5%	44.0%	44.9%	44.2%

Reconciliation of Revenue to Revenue, Net of Contract Termination Revenue

Revenue	$103.7	$92.4	$301.6	$265.8
Less: Contract Termination Revenue	(0.7)	(0.3)	(2.3)	(3.0)

Revenue, Net of Contract Termination Revenue	$103.0	$92.1	$299.3	$262.8